Exhibit 10.5

[Translation for information purposes only]

AMENDMENT TO THE COMPREHENSIVE MANAGEMENT AGREEMENT, DATED AS

OF AUGUST 11, 2003, BY AND BETWEEN THE MINISTRY OF NATIONAL DEFENSE

AND PUERTA DEL SUR S.A.

Exhibit 10.5 [Translation for information purposes only] AMENDMENT TO THE COMPREHENSIVE MANAGEMENT AGREEMENT, DATED AS OF AUGUST 11, 2003, WHICH ESTABLISHED THAT THE COMPREHENSIVE MANAGEMENT AGREEMENT FORMED AN INDIVISBLE PART OF DECREE 376/02 DATED SEPTEMBER 28, 2012

 August 11, 2003 AMENDMENT TO THE COMPREHENSIVE MANAGEMENT AGREEMENT: In the city of Montevideo, this 11th day of August of year 2003, there appear: as party of the first part, the Ministry of National Defense (hereinafter referred to as “MDN”) acting in the name and on behalf of the Executive Power, domiciled at Avenida 8 de Octubre 2628, Montevideo, duly represented hereto by the Minister of National Defense, Professor Yamandú Fau and, as party of the second part, the Company “Puerta del Sur S.A.”, registered at the Register of Taxpayers under # 214737710015, domiciled at Calle Rincón 528, Piso 7, Montevideo, duly represented hereto by Messrs. Alejandro Aníbal Conforte Mariano, bearer of ID card # 1.587.907–8, acting in his capacity as President, and Carlos Bergmann Gutiérrez, bearer of ID card # 1.424.250–1, acting in his capacity as Director (hereinafter referred to as “the Contractor”), who have agreed as follows: FIRST: On February 6, 2003, the MDN and the Contractor have entered into a COMPREHENSIVE MANAGEMENT AGREEMENT, pursuant to the provisions of Section 21 of Law N° 17.555 dated September 18, 2002, and Decree 376/002 dated September 28, 2002, which was afterwards amended by an Agreement entered into the parties on June 9, 2003, whose Purpose is to carry out the management, exploitation and operation, construction and maintenance of Carrasco International Airport “Gral. Cesáreo L. Berisso”, related to airport and non–airport activities, including commercial activities – such as the tax free shops system – and the rendering of services to complement said airport activity, which was audited by the Tribunal de Cuentas de la República (N: Court of Audits) having no remarks to make.

 SECOND: By these presents, the parties hereby agree to amend the Agreement referred to on the foregoing clause, but exclusively as regards to broaden clause Fourteenth of said Agreement, which shall read as follows: “The present Agreement forms an indivisible part of Decree N° 376/02 dated September 28, 2002, including all Annexes, all national and international aeronautical regulations concerning this matter, customs and tax laws, as well as any other regulation that may be related to the purpose of these presents and to the Executive Power Decrees N° 153/003 dated April 24, 2003, 192/003 dated May 20, 2003 and 317/2003 dated August 4, 2003.” IN WITNESS WHEREOF, the parties do hereby sign these presents on three (3) copies of the same tenor, in the above–mentioned place and date. (N: Three signatures)